Exhibit 10(9)


                           TAX SHARING AGREEMENT

          TAX SHARING AGREEMENT, dated as of June 30, 1995, among The Promus Companies, Incorporated, a Delaware corporation ("Promus") to be renamed Harrah's Entertainment, Inc. ("HEI"), Promus Hotel Corporation, a Delaware corporation ("PHC"), and their respective direct and indirect subsidiaries. References herein to a "party" (or "parties") to this Agreement, shall refer to Promus, PHC, and where appropriate and the context so requires, HEI.

          WHEREAS, Promus and its subsidiaries have joined in filing consolidated Federal Income Tax Returns and certain consolidated, combined or unitary state Income Tax Returns;

          WHEREAS, Promus and PHC have entered into that certain Plan of Reorganization and Distribution Agreement, dated as of the date hereof (the "Distribution Agreement"), pursuant to which Promus will distribute all of the outstanding common stock in PHC (such stock to be received by Promus immediately before in a Code Section 355 distribution from Embassy Suites, Inc. ("Embassy"), a wholly-owned subsidiary of Promus) to its stockholders in a transaction intended to qualify for tax-free treatment under Code
Section 355 (the "Spin-off");

          WHEREAS, pursuant to the Spin-off, (i) PHC and its subsidiaries will leave the Promus Group and (ii) Promus will change its name to Harrah's Entertainment, Inc.; and

          WHEREAS, the parties hereto wish to provide for (i) allocations of, and indemnifications against, certain liabilities for Taxes, (ii) the preparation and filing of Tax Returns on a basis consistent with prior practice and the payment of Taxes with respect thereto, and (iii) certain related matters;

          NOW THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

          1.   Definitions.

          When used herein the following terms shall have the following meanings:

          "Affiliate" -- with respect to any corporation (the "given corporation"), each person, corporation, partnership or other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the given corporation. For purposes of this definition, "control" means the possession, directly or indirectly, of 50% or more of the voting power or value of outstanding voting interests.


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          "Affiliated Group" -- an affiliated group of corporations within the meaning of Code Section 1504(a) for the Taxable Period or, for purposes of any state income tax matters, any consolidated, combined or unitary group of corporations within the meaning of the corresponding provisions of tax law for the state in question.

          "After-Tax Basis" -- any indemnity payment made hereunder shall give effect to, and be reduced by the value of, any and all applicable deductions, losses, credits, offsets or other tax items for Federal, state or other Tax purposes attributable to the payment of the indemnified liability, which value shall be determined on an assumed basis by (a) multiplying the amount of such deductions, losses, offsets or other tax items (such amount determined as if such deductions, losses, offsets or other tax items will generate an immediate deduction for the full amount ultimately available) by (i) 39% or (ii) if no state income tax benefit shall result therefrom, 35% (such percentages to increase or decrease on a percentage-for-percentage basis with any subsequent increases or decreases in the current 35% highest marginal income tax rate for corporations) and
(b) valuing any credits or other direct reduction of Tax on a dollar-for-dollar basis. For example, if a deductible interest payment of $100 is indemnified hereunder, the indemnification payment with respect thereto shall be reduced by $39 to $61.

          "Closing" -- the time when the Spin-off shall become effective on the Closing Date.

          "Closing Date" -- the date on which the Spin-off is effected by HEI.

          "Code" -- the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the Taxable Year in question.

          "Combined Jurisdiction" -- for any Taxable Period, any state, local or foreign jurisdiction in which Promus or a Promus Affiliate is included in a consolidated, combined, unitary or similar return with Promus or any Promus Affiliate for state, local or foreign Income Tax purposes.

          "Distribution Agreement" -- as defined in the preamble to this Agreement.

          "Embassy" -- as defined in the preamble to this Agreement.

          "Embassy Location-Specific Tax and Information Returns" -- as defined in Section 2(a)(i)(D) of this Agreement.

          "Final Determination" -- (i) a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (ii) a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or comparable agreements under the laws of other jurisdictions; or (iii) any other final settlement with the IRS or other Taxing Authority, or (iv) the expiration of an applicable statute of limitations.


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          "HEI"-- as defined in the preamble to this Agreement.

          "HEI Group" -- HEI and each corporation that joins with HEI in filing a consolidated federal income tax return for any Post-Closing Taxable Period. For purposes of this Agreement, the HEI Group shall exist from the beginning of the day immediately after the Closing Date. To the extent applicable, to any state income tax matters, the "HEI Group" shall include all corporations joining in the filing of a consolidated, combined or unitary income tax return for the state and period in question.

          "HEI Member" -- a corporation that was immediately before the Spin-off a Promus Member and becomes a member of the HEI Group at the beginning of the day immediately after the Closing Date.

          "Income Tax(es)" -- with respect to any corporation or group of corporations, any and all Taxes based upon or measured by net income (regardless of whether denominated as an "income tax," a "franchise tax" or otherwise), imposed by any Taxing Authority, together with any related interest, penalties or other additions thereto.

          "Indemnified Party" -- as defined in Section 3(e) of this Agreement.

          "Indemnifying Party" -- as defined in Section 3(e) of this Agreement.

          "Information Return(s)" -- with respect to any corporation or Affiliated Group, any and all reports, returns, declarations or other filings (other than Tax Returns) required to be supplied to any Tax Authority.

          "IRS" -- the United States Internal Revenue Service.

          "Other Tax(es)" -- with respect to any corporation or Affiliated Group, any and all Taxes, other than Income Taxes, together with any related interest, penalties or other additions thereto.

          "Overdue Rate" -- a rate of interest per annum that fluctuates with the Federal short-term rate established from time to time pursuant to Code Section 6621.

          "PHC"-- as defined in the preamble to this Agreement.

          "PHC Group" -- PHC and each corporation that joins with PHC in filing a consolidated federal income tax return for any Post-Closing Taxable Period. For purposes of this Agreement, the PHC Group shall exist from the beginning of the day immediately after the Closing Date. To the extent applicable to any state income tax matters, the "PHC Group" shall include all corporations joining in the filing of a consolidated, combined or unitary income tax return for the state and period in question.


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          "PHC Member" -- a corporation that was a Promus Member and becomes a member of the PHC Group at the beginning of the day immediately after the Closing Date.

          "Post-Closing Straddle Period" -- with respect to any Straddle Period, the period beginning on the day after the Closing Date and ending on the last day of such Taxable Year.

          "Post-Closing Taxable Period" -- a Taxable Year that begins on the day immediately after the Closing Date, including any Post-Closing Straddle Period.

          "Pre-Closing Straddle Period" -- with respect to any Straddle Period, the period beginning on the first day of such Taxable Year and ending on the close of business on the Closing Date.

          "Pre-Closing Taxable Period" -- a Taxable Year that ends at or before the close of business on the Closing Date, including any Pre-Closing Straddle Period.

          "Promus" -- as defined in the Preamble to this Agreement.

          "Promus Group" -- HEI and each corporation that joined with HEI in filing a consolidated federal income tax return for any Pre-Closing Taxable Period. For purposes of this Agreement, the Promus Group shall terminate at the close of business on the Closing Date. To the extent applicable to any state income tax matters, the "Promus Group" shall include all corporations joining in the filing of a consolidated, combined or unitary income tax return for the state and period in question.

          "Promus Member" -- a corporation that was a member of the Promus Group at the close of business on the Closing Date.

          "Representative" -- with respect to any person or entity, any of such person's or entity's directors, officers, employees, agents, consultants, accountants, attorneys and other advisors.

          "Spin-off" -- as defined in the Preamble to this Agreement.

          "Straddle Period" -- any Taxable Year beginning before and ending after the close of business on the Closing Date.

          "Tax(es)" -- any net income, gross income, gross receipts, sales, use, excise, franchise, transfer, payroll, premium, property or windfall profits tax, alternative or add-on minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority, whether any such tax is imposed directly or through withholding.

          "Taxable Period" -- either a Pre-Closing Taxable Period or a Post-Closing Taxable Period.


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          "Taxable Year" -- a taxable year (which may be shorter than a full calendar or fiscal year), year of assessment or similar period with respect to which any Tax may be imposed.

          "Tax Benefit(s)" -- (i) in the case of an Income Tax for which a consolidated Federal, or a consolidated, combined or unitary state or other, Tax Return is filed, the amount by which the Tax liability of the Affiliated Group or other relevant group of corporations is actually reduced on a "with and without" basis (by deduction, entitlement to refund, credit, offset or otherwise, whether available in the current Taxable Year, as an adjustment to taxable income in any other Taxable Year or as a carryforward or carryback, and including the effect on other Income or Other Taxes of such reduction), plus any interest received with respect to any related Tax refund, and (ii) in the case of any Other Tax, the amount by which the Tax liability of a corporation is actually reduced on a "with and without" basis (by deduction, entitlement to refund, credit, offset or otherwise, whether available in the current Taxable Year, as an adjustment to taxable income in any other Taxable Year or as a carryforward or carryback, and including the effect on other Income or Other Taxes of such reduction), plus any interest received with respect to any related Tax refund.

          "Taxing Authority" -- the IRS and any other domestic or foreign governmental authority responsible for the administration of any Tax.

          "Tax Practices" -- the most recently applied policies, procedures and practices employed by the Promus Group in the preparation and filing of, and positions taken on, any Tax Returns of Promus or any Promus Member or Promus Affiliate for any Pre-Closing Taxable Period.

          "Tax Return(s)" -- with respect to any corporation or Affiliated Group, all returns, reports, estimates, information statements, declarations and other filings relating to, or required to be filed in connection with, the payments or refund of any Tax.

          "Tax Treatment" -- as defined in Section 3(c) hereto.

          2.   Obligations, Responsibilities and Rights of HEI and PHC.

               (a)  Preparation and Filing of Tax Returns.

                    (i)  By HEI.  HEI shall prepare and timely file (or
                         ------
cause to be prepared and timely filed):

                         (A)  all Tax and Information Returns for Income
Taxes of the Promus Group and any Promus Member for any Pre-Closing Taxable Period other than a Pre-Closing Straddle Period;


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                         (B)  all Tax and Information Returns for Income
Taxes of the Promus Group, the HEI Group, any Promus Member and any HEI Member (other than such Returns solely for any PHC Member or any group of PHC Members) for all Straddle Periods;

                         (C)  all Tax and Information Returns for Income
Taxes of the HEI Group and any HEI Member for all Post-Closing Taxable
Periods;

                         (D)  all Tax and Information Returns for Other
Taxes for all Taxable Periods relating to (i) all Promus Members (except for PHC Members), the HEI Group, and the HEI Members (but not including any hotel location-specific or hotel activity-specific Tax and Information Returns filed by Embassy or Harrah's Operating Company, Inc. ("Embassy Location-Specific Tax and Information Returns")), and (ii) any New York City or State of New York real property transfer Taxes relating to the transfer or deemed transfer of any real property owned or leased by any Promus Member during any Pre-Closing Taxable Period (including, without limitation, any such Taxes resulting from the Spin-off);

                         (E)  all Information Returns required to be filed
by the Promus Group or any Promus Member at or before the close of business on the Closing Date and by any HEI Member after the close of business on the Closing Date, as well as any Information Returns required from the Promus Group or any Promus Member with respect to the formation of the PHC Group or the Spin-off; and

                         (F)  all Tax and Information Returns not otherwise
required to be filed by HEI or PHC pursuant to this Section 2(a)(i) and
Section 2(a)(ii).

                    (ii) By PHC.  PHC shall prepare and timely file (or
                         ------
cause to be prepared and timely filed);

                         (A)  all Information Returns for Income Taxes of
any PHC Member;

                         (B)  all Tax and Information Returns for Income
Taxes of any PHC Member or any group of PHC Members (other than such Returns for the Promus Group or any Promus Member) for all Straddle Periods;

                         (C)  all Tax and Information Returns for Income
Taxes of the PHC Group and any PHC Member for all Post-Closing Taxable
Periods;

                         (D)  to the extent not filed by the close of
business on the Closing Date, all Tax Returns for Other Taxes for all Taxable Periods relating to (i) all PHC Members, and (ii) Embassy Location-Specific Tax and Information Returns; and


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                         (E)  all Information Returns required to be filed
by the PHC Group or any PHC Member after the close of business on the Closing Date.

               (b) Provision of Filing Information. HEI (or PHC, as the case may be) shall cooperate and assist PHC (or HEI) in the preparation and filing of all Tax and Information Returns subject to Section 2(a) and submit to PHC (or HEI) (i) all necessary filing information in a manner consistent with past Tax Practices and (ii) all other information reasonably requested by PHC (HEI) in connection with the preparation of such Tax and Information Returns promptly after such request. It is expressly understood and agreed that PHC s (or HEI s) ability to discharge its Tax and Information Return preparation and filing responsibilities is contingent upon HEI (or PHC) providing PHC (or HEI) with all cooperation, assistance and information reasonably necessary or requested for the filing of such Tax and Information Returns and that HEI (or PHC) shall indemnify PHC (or HEI), and PHC s (or HEI s) indemnification obligations of Section 3 shall not apply, if, and to the extent that, penalties, interest or other additions to Taxes are incurred as a result of material inaccuracies in such information or of failures, material in nature, to provide such information and assistance.

               (c) Taxable Year. PHC and HEI agree that, for Income Tax purposes, (i) the PHC Members shall be included in the consolidated Federal Income Tax Return of the Promus Group for the Taxable Year that ends at the close of business on the Closing Date (and in all corresponding consolidated, combined or unitary state or other Income Tax Returns of the Promus Group) and (ii) the PHC Group and each PHC Member shall begin a new Taxable Year for purposes of such Federal and, to the extent permitted by law, state Income Taxes on the day after the Closing Date. The parties further agree that, to the extent permitted by applicable law, all Federal, state or other Income Tax Returns shall be filed consistently with this position.

               (d) Advance Review of Tax Returns. At least fifteen (15) days prior to the filing of any Federal Income Tax Return (including amendments thereto) that includes a PHC Member, and at least ten (10) days prior to the filing of any Tax Return other than any Federal Income Tax Return (including amendments thereto) that includes a PHC Member, HEI shall provide PHC with the portion of such Tax Return related to any PHC Member. In the case of each Tax Return subject to the conformity requirements of Section 2(e) and filed pursuant to Section 2(a), PHC shall provide HEI with copies of any such Tax Return at least fifteen (15) days prior to the filing thereof (including amendments thereto). PHC and its Representatives (or HEI and its Representatives, as the case may be) shall have the right to review all workpapers related to such portions of such Tax Returns prior to the filing of any such Tax Return. HEI (or PHC, as the case may be) shall consult with PHC (or HEI) regarding its comments with respect to such Tax Returns and shall in good faith (A) consult with PHC (or HEI) in an effort to resolve any differences with respect to the preparation and accuracy of such Tax Returns and their consistency with past Tax Practices and (B) consider PHC's (or HEI s) recommendations for alternative positions with respect to items reflected on such Tax Returns; provided, however, that HEI (or PHC) shall not be required to consider any such recommendation if the result thereof would adversely affect the Taxes of the HEI Group or any HEI Member (or the PHC Group or any PHC Member) for any Post-Closing Taxable Period and may condition the acceptance of any such recommendation upon the receipt of appropriate


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indemnification from PHC (HEI) for any increases in Taxes that may result from the adoption of the relevant alternative position.

               (e) Consistent Positions on Tax Returns. HEI (or PHC, as the case may be) shall prepare all Tax Returns filed pursuant to Section 2(a) for all Taxable Years ended on or before December 31, 1996 in a manner consistent with past Tax Practices except as otherwise required by changes in applicable law or material underlying facts. Whether by original or amended Tax Returns or otherwise, (i) HEI shall not (A) voluntarily accelerate or shift deductions and other similar items into a Pre-Closing Taxable Period or (B) voluntarily defer or shift income and other similar items into a Post-Closing Taxable Period, and (ii) PHC shall not (A) voluntarily defer or shift deductions and other similar items into a Post-Closing Taxable Period or (B) voluntarily accelerate or shift income and other similar items into a Pre-Closing Taxable Period; provided, however, that this Section 2(e) shall not preclude the correction of mathematical or material factual errors or other adjustments necessary to conform any such Tax Return to applicable law or past Tax Practices.

               (f) Allocation of Straddle Period Taxes. For purposes of this Agreement, Taxes shall be allocated between the Pre- and Post-Closing Straddle Periods, in HEI s reasonable judgment after consulting with appropriate PHC personnel, in the following manner:

                    (i) To the extent not impractical, Income Taxes shall be allocated on the basis of the actual taxable income for each such period, determined by closing the books of the Promus Group at the close of business on the Closing Date.

                    (ii) To the extent that such an allocation based on a closing of the books is impractical, HEI shall be authorized to use any reasonable method, including allocations based on (x) allocations of taxable income, loss, gain, deduction and credits made for Federal Income Tax purposes, (y) rounding to the next nearest month-end, or (z) the actual number of days in the Pre- and Post-Closing Straddle Periods in proportion to the number of days in the entire Straddle Period.

               (g) Payment of Taxes. HEI shall pay all Taxes shown to be due and payable on all Tax Returns filed by HEI pursuant to Section 2(a)(i) hereof and, subject to Section 3(b), all Taxes that shall thereafter become due and payable with respect to such Tax Returns as a result of a Final Determination. PHC shall pay all Taxes shown to be due and payable on all Tax Returns filed by PHC pursuant to Section 2(a)(ii) hereof and, subject to Section 3(a), all Taxes that shall thereafter become due and payable with respect to any such Tax Returns as a result of a Final Determination.

               (h) Amendments to Tax Returns. HEI (or PHC, as the case may be) shall be entitled to amend Tax Returns filed by HEI (or PHC) pursuant to Section 2(a); provided, however, that PHC shall not amend for any reason whatsoever any Tax Return of HEI or any HEI Member for Pre-Closing Taxable Periods or Pre-Closing Straddle Periods, except (A) after written notice to HEI, pursuant to a change in accounting method granted by a Taxing


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Authority pursuant to a request made prior to the Closing Date, or (B) with
HEI's written consent (which consent may be withheld at HEI's sole discretion). PHC shall not amend any Tax Return of the PHC Group or any PHC Member for any Post-Closing Taxable Period ended on or before December 31, 1996, or any Pre-Closing Straddle Period, except (A) pursuant to the settlement or other resolution of a contest subject to Section 6 or (B) with HEI's written consent (which consent shall not be unreasonably withheld); provided, however, that such prohibition shall not extend to the correction of mathematical or material factual errors or other adjustments necessary to conform such Tax Returns to applicable law or past Tax Practices.

               (i)  Refunds of Taxes.

                    (i) HEI shall be entitled to any refund (including for purposes of this Section 2(i), any Tax Benefits realized by the PHC Group or any PHC Member in lieu of any refund) of (x) any and all Taxes of the Promus Group or any Promus Member (excluding PHC and the PHC Members) for all Pre-Closing Taxable Periods and all Pre-Closing Straddle Periods, and
(y) any and all Taxes of the HEI Group or any HEI Member for all Post-Closing Taxable Periods (except for Taxes in connection with Embassy Location-Specific Tax and Information Returns). PHC shall be entitled to any refund (including for purposes of this Section 2(i), any Tax Benefits realized by the Promus Group or any Promus Member (excluding PHC and the PHC Members) or the HEI Group or any HEI Member in lieu of any refund) of
(x) any and all Taxes of the PHC Group or any PHC Member for all Taxable Periods, and (y) any and all Taxes in connection with Embassy Location-Specific Tax and Information Returns. Any such refunds attributable to a Straddle Period shall be allocated between the Pre-Closing Straddle Period and Post-Closing Straddle Period on a basis consistent with the method used to allocate the Tax liability for such Straddle Period.

                    (ii) Except as otherwise provided in this Agreement, if HEI or any HEI Member (or PHC or any PHC Member, as the case may be) receives a Tax refund or Tax Benefit to which PHC or any PHC Member (or HEI or any HEI Member) is entitled pursuant to this Agreement, HEI (or PHC) shall pay (in accordance with Section 4) the amount of such Tax refund or Tax Benefit (including any interest received thereon) to PHC (or HEI) promptly after receipt thereof.

                    (iii)     The realization of, and procedural
requirements with respect to, any Tax Benefit under this Section 2(i) shall be governed by Section 3(e).

               (j) Carrybacks. PHC shall not file any carryback claim for federal Income Taxes or state, local or foreign Income Taxes in a Combined Jurisdiction for the PHC Group or any PHC Member into a Pre-Closing Taxable Period without the prior written consent of HEI, which consent shall not be unreasonably withheld.

               (k) NOL, ITC and AMT Credit Benefits. The Tax Returns of the Promus Group for Taxable Years prior to and including the Taxable Year that includes the Closing Date may reflect that certain PHC Members have attributable to them, under applicable Federal and state Income Tax law, certain net operating loss carryforwards, investment tax credit


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carryforwards and alternative minimum tax credit carryforwards (the
"Carryforwards"). The parties hereto agree that the PHC Group and the PHC Members shall be exclusively entitled to use and benefit from the Carryforwards without compensation to the Promus Group or any Promus Member. PHC hereby acknowledges and agrees (on its behalf and on behalf of all PHC Members) that the exact amount of the Carryforwards is not presently known and may not be definitively determined until a Final Determination has been reached for all Pre-Closing Taxable Periods of the Promus Group and each Promus Member. PHC further agrees that it shall have no recourse against the Promus Group, any Promus Member, HEI Group or any HEI Member regardless of (a) what amount of such Carryforwards will ultimately be available to the PHC Group and the PHC Members in Post-Closing Taxable Years and (b) whether the Carryforwards shall be subject to any limitation imposed as a result of the application of Code Sections 382 and 383, the Treasury regulations thereunder or other applicable law. HEI hereby agrees to take any action or make any election reasonably required to permit PHC and the PHC Members to utilize the Carryforwards; provided, however, that no such action or election shall be required if it would adversely affect in any way the Income Tax liabilities of the HEI Group or any HEI Member for any Taxable Year. The parties also hereby agree that the provisions of this Section 2(k) shall apply with respect to any similar carryforwards available under applicable state, local or foreign Income Tax law.

               (l) Tax Reserves. The Tax reserves of the Promus Group, as reported on the financial statements dated as of the Closing Date, shall be apportioned between the HEI Group and the PHC Group based on the allocation of the related Tax liabilities as provided in this Section 2.

          3.   Indemnification.

               (a)  By HEI.

                    (i)  Taxes.  Subject to Sections 2(b) and 3(b), HEI
                         -----
shall indemnify and hold PHC and PHC Members harmless (on an After-Tax Basis) against any and all (A) federal, state, local and foreign Income Taxes of (x) the predecessor group of the Promus Group for all Pre-Closing Taxable Periods ending on or prior to February 7, 1990 and (y) the Promus Group for all Pre-Closing Taxable Periods beginning after February 7, 1990 (but excluding Income Taxes solely attributable to the operations of any PHC Member), (B) state, local and foreign Income Taxes of any Promus Members (excluding PHC Members) or HEI Members for all Taxable Periods and
(C) federal, state, local and foreign Other Taxes (except for Other Taxes paid in connection with Embassy Location-Specific Tax and Information Returns) of any Promus Members or HEI Members for all Taxable Periods.

                    (ii) Member Liability.  Subject to Sections 2(b) and
                         ----------------
3(b), HEI shall indemnify and hold PHC and the PHC Members harmless (on an After-Tax Basis) against each and every liability for Taxes of the Promus Group under Treasury Regulation Section 1.1502-6 or any similar law, rule or regulation administered by any Taxing Authority, together with any related interest, penalties and other additions.


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                    (iii)     Pre-existing Indemnification Obligations.
                              ----------------------------------------
HEI shall indemnify and hold PHC and the PHC Members harmless (on an After-Tax Basis) against any liability for Taxes of any person other than PHC or a PHC Member for any Taxable Year; provided, however, that such liability shall only be indemnified hereunder if it shall arise from, or be imposed under or pursuant to, a contract, agreement, indemnity or other arrangement that (A) is legally binding upon PHC or such a PHC Member, and was in full force and effect, both (x) at the close of business on the Closing Date and
(y) at the time such liability arises and is imposed against PHC or the PHC Member and (B) has not been amended, modified, changed, altered, restored, reinstated, extended or otherwise affected by any action, inaction or other event occurring after the close of business on the Closing Date. With respect to any claim for indemnification under this Section 3(a)(iii), HEI shall be entitled to enforce all rights and defenses available to PHC or any PHC Member with respect to any contest of the underlying Taxes of such other person and any available rights or defenses with respect to the imposition of such liability against PHC or the PHC Member in a manner consistent with Section 6 as if such underlying Taxes or such liability were an indemnified "Tax" for purposes of such Section.
                    (iv) Bass Litigation. HEI shall indemnify and hold PHC
                         ---------------
harmless (on an After-Tax Basis) against any liability for Taxes arising from the Settlement Agreement, dated March 17, 1995, which effected the settlement of the litigation styled as Bass Public Limited Company, Bass
                                       ---------------------------------
International Holdings N.V., (U.S.A.) Incorporated, Holiday Corporation and
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Holiday Inns, Inc. v. The Promus Companies Incorporated, formerly pending
- -------------------------------------------------------
in the United States District Court for the Southern District of New York (92 Civ. 0969).

               (b)  By PHC.

                    (i)  Taxes.  Subject to Sections 3(a)(ii), (iii) and
                         -----
(iv), PHC shall indemnify and hold HEI and HEI Members harmless (on an After-Tax Basis) against any and all (A) federal, state, local and foreign Income Taxes of the Promus Group for all Pre-Closing Taxable Periods beginning after February 7, 1990 to the extent solely attributable to the operations of any PHC Member, (B) federal, state, local and foreign Income Taxes of the PHC Group and any PHC Members for all Post-Closing Taxable Periods and (C) federal, state, local and foreign Other Taxes of PHC Members and Other Taxes paid in connection with Embassy Location-Specific Tax and Information Returns for all Taxable Periods.

                    (ii) Post-Closing Transactions.  Notwithstanding any
                         -------------------------
contrary provision in this Agreement or in the Distribution Agreement, PHC shall indemnify and hold the HEI Group and the HEI Members harmless (on an After-Tax Basis) against any Taxes imposed on or against the Promus Group (including Promus Members) or the HEI Group (including the HEI Members) that are attributable to, or arise from, transactions or events outside the ordinary course of business of PHC and the PHC Members occurring on the Closing Date after the Closing.

               (c) Assumed Tax Treatments. The parties expressly agree for all purposes to treat the Spin-off as a tax-free transaction under Code Sections 355 and 368 (the "Tax Treatment"). Each party hereto also expressly agrees not to take (and to cause each of its

Affiliates not to take) any action inconsistent with the treatment of the Spin-off and all related transactions in accordance with the Tax Treatment and to take (and to cause each of its affiliates to take) any and all actions reasonably available to such party (or affiliate) to support and defend such treatment. Notwithstanding anything to the contrary in Sections 3(a) or 3(b), if, solely as a result of any action by a party hereto (or an Affiliate thereof other than the other party hereto) or its shareholders (in their capacities as shareholders of such party) occurring after the Closing Date (such party being the "acting party" for purposes of this Section 3(c)), a Final Determination results in the Tax Treatment being incorrect and as a result thereof additional Taxes are incurred, or any Tax Benefit is eliminated in a Pre-Closing Taxable Period, the acting party shall indemnify and hold harmless the other party hereto for all such additional Taxes or lost Tax Benefits. If both Promus and PHC shall be "acting parties" for purposes of the preceding sentence, then (a) if it can be clearly determined which such party (or Affiliate or shareholders thereof) took the first action that irrevocably created the basis for the Tax Treatment being incorrect, such party shall indemnify and hold harmless the other party for all such additional Taxes or lost Tax Benefits, or (b) if it cannot be so determined, the parties shall each bear (and indemnify the other party against) 50% of such additional Taxes or lost Tax Benefits. Any such claim for indemnification shall otherwise be handled in the manner specified under this Section 3, but shall not affect in any manner the provisions of Sections 5 and 6 with respect to cooperation and control of contests and audits.

               (d) Certain Reimbursements. PHC (or HEI, as the case may be) shall notify HEI (or PHC) of any Taxes paid by the PHC Group or any PHC Member (or the HEI Group or any HEI Member) which are subject to indemnification under this Section 3. To the extent not otherwise provided in this Section 3, any other notification contemplated by this Section 3(d) shall include a detailed calculation (including, if applicable, separate allocations of such Taxes between Pre- and Post-Closing Taxable Periods and Pre- and Post-Closing Straddle Periods and supporting work papers) and a brief explanation of the basis for indemnification hereunder. Whenever a notification described in this Section 3(d) is given, the notified party shall pay the amount requested in such notice to the notifying party in accordance with Section 4, but only to the extent that the notified party agrees with such request. To the extent the notified party disagrees with such request, it shall, within 20 days, so notify the notifying party, whereupon the parties shall use their best efforts to resolve any such disagreement. To the extent not otherwise provided for in this Section 3 or in Section 4, any payment made after such 20-day period shall include interest at the Overdue Rate from the date such payment would have been made under Section 4 based upon the original notice given by the notifying party.

               (e) Tax Benefits Arising from Timing Adjustments. If and to the extent that any Tax liability is indemnified under this Section 3 as a result of a deferral, delay, acceleration or other timing adjustment with respect to the accrual, recognition or utilization of any item of loss, deduction, credit, income or gain of the party indemnified (the "Indemnified Party") (and not as a result of the outright elimination or denial of such item), the Indemnified Party shall (i) make, file or report in a proper and timely manner, at the earliest time permitted by law, a claim for or with respect to, such item, (ii) provide an annual notice to the party providing such indemnification (the "Indemnifying Party") of the Indemnified Party's realization of any Tax Benefit in other Taxable Periods as a result of any such item, and (iii) pay to the

Indemnifying Party the amount of any Tax Benefit that it may thereafter obtain as a result of its use of such item; provided, however, that clauses
(ii) and (iii) hereof shall apply only after an indemnification payment under this Section 3 has been received; and provided, further, that the provisions of this Section 3(e) shall not apply if, and to the extent that, any such item has been taken into account for purposes of determining the After-Tax Basis for the related indemnification payment. The notices contemplated by clauses (iii) above shall be accompanied by (1) appropriate supporting Tax Returns (for past, current and, when available, future Taxable Years), documentation, schedules and workpapers, and (2) such other Tax Returns (for past, current and, when available, future Taxable Years), documentation and information as the Indemnifying Party shall reasonably request, to enable the Indemnifying Party to monitor the effect of such loss, credit, savings or Tax Benefit on the actual Tax liabilities, payments and refunds of the Indemnified Party. For purposes of this
Agreement: (A) a Tax Benefit related to an overpayment or refund of Taxes shall be deemed to have been realized at the time (x) an actual cash refund or payment is received or (y) such overpayment is applied against other Taxes due; (B) where a party has other losses, deductions, credits or similar items available to it, any losses, deductions, credits or items for which the other party would be entitled to a payment under this Agreement shall be treated as the last items utilized to produce a Tax Benefit; and
(C) in determining the amount of the Tax Benefit realized, the amount by which the tax liability of a corporation (or an Affiliated Group) for a Taxable Period is reduced because of such an item shall be equal to the excess of (I) such corporation's Tax liability for such Taxable Period if such item had not been taken into account, over (II) the corporation's actual Tax liability for such Taxable Period. Each of HEI and PHC shall take, and shall cause the members of their respective Affiliated Groups to take, as promptly as practicable, all reasonable steps to ensure that all available Tax Benefits are realized at the earliest possible time.

               (f) Loss of Deductions or Tax Benefits. Appropriate payments shall be made between the parties to take account of subsequent losses of, or changes in (i) any deductions, losses, credits, offsets or other tax items taken into account for purposes of determining the After-Tax Basis of any indemnification payment or (ii) any Tax Benefit that has been claimed and paid for by the Indemnified Party under Section 3(e)(iii) above.

          4.   Method, Timing and Character of Payments Required by This
Agreement.

               (a) Payment Procedures. HEI and PHC hereby agree to the following monthly reporting and payment system with respect to all amounts that shall become due and payable hereunder between the parties: (1) HEI (or PHC, as the case may be) shall prepare and deliver to PHC (or HEI), on or before the 5th calendar day of the following month (or, if such day is not a business day, the next business day thereafter), a comprehensive monthly report of all amounts that have become due hereunder to HEI (or
PHC) or HEI's (or PHC's) subsidiaries; and (2) the net amount due between HEI and its subsidiaries on the one hand and PHC and its subsidiaries on the other hand as of such month-end (including any amounts remaining unpaid, plus interest thereon, from prior months) shall become due and payable on the 10th calendar day of the following month (or, if such day is not a business day, the next business day thereafter). The parties hereby agree to consult with each other in good faith to resolve any differences with respect to such monthly reports and payments. HEI's (or PHC's) failure to prepare or distribute any such monthly report shall not relieve or defer its obligation to pay any amounts it may owe to PHC (or HEI) hereunder.

               (b) Payment in Immediately Available Funds; Interest. All payments made pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided herein, any payment not made when due and payable under Section 4(a) shall thereafter bear interest at the Overdue Rate.

               (c) Characterization of Payments. Any payment (other than interest thereon) made hereunder by HEI to PHC or by PHC to HEI shall be treated by all parties for Tax purposes to the extent permitted by law, and for accounting purposes to the extent permitted by generally accepted accounting principles, as non-taxable dividend distributions or capital contributions made prior to the close of business on the Closing Date.

          5.   Tax Returns; Cooperation; Document Retention;
Confidentiality.

               (a) Tax Returns. Promptly upon reasonable request, each party shall deliver to the other party a copy of all filed Income Tax Returns for all Post-Closing Taxable Periods ending prior to January 1, 2000 and make available to the other party for inspection a copy of all filed Income Tax Returns for all Post-Closing Taxable Periods ending after December 31, 1999 and prior to January 1, 2010.

               (b) Provision of Cooperation, Documents and Other Information. Upon the reasonable request of any party to this Agreement, HEI and PHC shall provide (and shall cause the members of their respective Affiliated Groups to provide) the requesting party, promptly upon request, with such cooperation and assistance, documents, and other information, without charge, as may reasonably be requested by such party in connection with (i) the preparation and filing of any original or amended Tax Return,
(ii) the conduct of any audit or other examination or any judicial or administrative proceeding involving to any extent Taxes or Tax Returns within the scope of this Agreement, or (iii) the verification by a party of an amount payable hereunder to, or receivable hereunder from, another party. Such cooperation and assistance shall include, without limitation:
(i) the provision on demand of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return; (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return by the Promus Group, a Promus Member, the HEI Group, a HEI Member, the PHC Group or a PHC Member, or in connection with any audit, proceeding, suit or action of the type generally referred to in the preceding sentence, including, without limitation, the execution of powers of attorney and extensions of applicable statutes of limitations, with respect to Tax Returns which HEI may be obligated to file on behalf of PHC Members pursuant to Section 2(a); (iii) the prompt and timely filing of appropriate claims for refund; and (iv) the use of reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing. Each party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

               (c) Retention of Books and Records. HEI, each HEI Member, PHC and each PHC Member shall retain or cause to be retained all Tax Returns, and all books, records, schedules, workpapers, and other documents relating thereto, until the expiration of the later of (i) all applicable statutes of limitations (including any waivers or extensions thereof), and
(ii) any retention period required by law or pursuant to any record retention agreement. The parties hereto shall notify each other in writing of any waivers, extensions or expirations of applicable statutes of limitations. The parties shall provide written notice of any intended destruction of the documents referred to in this subsection. A party giving such a notification shall not dispose of any of the foregoing materials without first offering to transfer possession thereof to all notified parties.

               (d) Status and Other Information Regarding Audits and Litigation. HEI (or PHC, as the case may be) shall use reasonable best efforts to keep PHC (or HEI) advised, as to the status of Tax audits and litigation involving any issue relating to any Taxes, Tax Returns or Tax Benefits subject to indemnification under this Agreement. To the extent relating to any such issue, HEI (or PHC) shall promptly furnish PHC (or
HEI) copies of any inquiries or requests for information from any Taxing Authority or any other administrative, judicial or other governmental authority, as well as copies of any revenue agent's report or similar report, notice of proposed adjustment or notice of deficiency.

               (e) Confidentiality of Documents and Information. Except as required by law or with the prior written consent of the other party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein, which Tax Returns and other materials are within the scope of this Agreement, shall be kept confidential by the parties hereto and their Representatives, shall not be disclosed to any other person or entity and shall be used only for the purposes provided herein.

          6.   Contests and Audits.

               (a) Notification of Audits or Disputes. Upon the receipt by HEI or any HEI Member (or PHC or any PHC Member, as the case may be) of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification hereunder, HEI (or PHC) shall promptly notify the other in writing of the receipt of such notice.

               (b) Control and Settlement. HEI shall have the right to control, and to represent the interests of all affected taxpayers in, any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to any Pre-Closing Taxable Period or any other Taxable Period for which HEI is responsible, in whole or in part, for Taxes under Sections 2(g) and (3), and to employ counsel of its choice at its expense; provided, however, that, with respect to such issues that may impact PHC or any PHC Member for any Post-Closing Taxable Period, HEI shall (i) afford PHC full opportunity to participate in any such proceedings in a reasonable manner at PHC's expense and to review any submissions related to such issues, (ii) in good faith, consult with PHC regarding its comments with respect to such proceedings and submissions in an effort to resolve any differences with respect to HEI's positions with regard to such issues, consider PHC's recommendations for alternative positions with respect to such issues and advise PHC of the reasons for rejecting any such alternative position, (iii) in good faith consult with PHC as to strategy and settlement decisions with respect to such proceedings and submissions and (iv) use its best efforts to arrive at a settlement of such proceedings that reflects the ultimate merits of the issues rather than the respective indemnification obligations of the parties pursuant to Section
3. In the event of any disagreement regarding the proceedings, HEI shall have the ultimate control of the contest and any settlement or other resolution thereof. PHC shall have the right to control, and to represent the interests of all affected taxpayers in, any Tax audit or admin-istrative, judicial or other proceeding relating, in whole or in part, to any Post-Closing Taxable Period of the PHC Group, or relating to any other Taxable Period for which PHC is solely responsible, for Taxes under Section 2(g) and (3), and to employ counsel of its choice at its expense; provided, however, that PHC shall (i) afford HEI full opportunity to participate in any such proceedings in a reasonable manner at HEI's expense and to review any submissions related thereto and (ii) not agree to settle any such proceeding in a manner that could reasonably have a material and adverse effect on (A) any indemnification obligation of HEI hereunder, (B) any Tax liability of the Promus Group or any Promus Member for any Pre-Closing Taxable Period or (C) any Tax liability of the HEI Group or any HEI Member for any Post-Closing Taxable Period, without the prior written consent of HEI, which consent shall not be unreasonably withheld.

               (c)  Delivery of Powers of Attorney and Other Documents.
PHC (or HEI, as the case may be) shall execute and deliver to HEI (or PHC), promptly upon request, powers of attorney authorizing HEI (or PHC) to extend statutes of limitations, receive refunds, negotiate settlements and take such other actions that HEI or PHC reasonably considers to be appropriate in exercising its control rights pursuant to Section 6(b), and any other documents reasonably necessary to effect the exercising of such control rights.

          7.   Miscellaneous.

               (a) Effectiveness. This Agreement shall be effective from and after the Closing Date and shall survive until the expiration of any applicable statute of limitations; provided, however, that this Agreement shall terminate immediately upon a termination of the Distribution Agreement in accordance with the terms of Section 9.07 thereof and thereafter this Agreement shall be of no further force and effect.

               (b) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement terminates and supersedes, on a prospective basis only, any and all other sharing or allocation agreements with respect to Taxes in effect at the time between the Promus Group and the PHC Members, but shall not affect any such agreement to the extent applicable only among HEI Members.

               (c) Guarantees of Performance. HEI and PHC hereby guarantee the complete and prompt performance by the members of their respective Affiliated Groups of all of their obligations and undertakings pursuant to this Agreement. If, subsequent to the close of business on the Closing Date, either HEI or PHC shall be acquired by another entity such that

50% or more of its common stock is in common control, such acquirer shall, by making such acquisition, simultaneously agree to jointly and severally guarantee the complete and prompt performance by the acquired corporation and any Affiliate of the acquired corporation of all of their obligations and undertakings pursuant to this Agreement.

               (d) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

               (e) Indulgences, etc. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

               (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

               (g) Notices. All notices, requests, demands and other communications required or permitted under this Agreement that are routine in nature shall be made in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the designated representative of the tax department of each party and confirmed by a copy thereof directed to the general counsel of each party, while all notices, requests, demands and other communications of material importance shall be made in the manner provided in Section 9.04 of the Distribution Agreement and confirmed by a copy thereof directed to the designated representative of the tax department of each party.

               (h) Modification or Amendment. This Agreement may be amended at any time by written agreement executed and delivered by duly authorized officers of PHC and HEI.

               (i) Successors and Assigns. A party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other party. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, and shall survive any acquisition, disposition or other corporate restructuring or transaction involving either party.

               (j) No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and their respective Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without this Agreement.

               (k) Other. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

               (l) Predecessors and Successors. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation, Affiliated Group or member of an Affiliated Group shall also include any predecessors or successors thereto, by operation of law or otherwise.

               (m) Tax Elections. Nothing in this Agreement is intended to change or otherwise affect any previous tax election made by or on behalf of the Promus Group (including the election with respect to the calculation of earnings and profits under Code Section 1552 and the regulations thereunder). HEI, as common parent of the HEI Group, shall continue to have sole discretion to make any and all elections with respect to all members of the Promus Group for all Pre-Closing Taxable Periods for which it is obligated to file Tax or Information Returns under Section 2(a)(i).

               (n) Injunctions. The parties acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. The parties hereto shall be entitled to an injunction of injunctions to prevent breaches hereto and to enforce specifically the terms and provisions hereof in any court having jurisdiction; such remedy shall be in addition to any other remedy available at law or in equity.

               (o) Further Assurances. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

               (p) Setoff. Except as provided in Section 4(a), all payments to be made by any party under this Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

               (q) Costs and Expenses. Unless otherwise specifically provided herein, each party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year above written.


                                           THE PROMUS COMPANIES,
                                           INCORPORATED AND SUBSIDIARIES


                                           By:
                                              ------------------------------

                                           Name:
                                                ----------------------------

                                           Title:
                                                 ---------------------------
                                           The Promus Companies, Incorporated



                                           PROMUS HOTEL CORPORATION AND
                                           SUBSIDIARIES


                                           By:
                                              ------------------------------

                                           Name:
                                                ----------------------------

                                           Title:
                                                 ---------------------------
                                           Promus Hotel Corporation